As filed with the Securities and Exchange Commission on May 1, 2013

Registration No. 333-

United States
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

DIGITAL CINEMA DESTINATIONS CORP.
 (Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of
incorporation or organization)

27-3164577
(I.R.S. Employer Identification Number)

250 East Broad Street
Westfield, New Jersey 07090
(908) 396-1360
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Warren H. Colodner
c/o Digital Cinema Destinations Corp.
250 East Broad Street Westfield, NJ 07090
(908) 396-1360
(Name, address, including zip code, and telephone number,
including area code, of agent for service)

Copy to:
Joseph L. Cannella, Esq.
Eaton & Van Winkle LLP
3 Park Avenue, 16th Floor
New York, New York 10016
(212) 561-3633

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, check the following box:  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box:  ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a registration statement pursuant to General Instruction I.D. or a post effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act (check one):

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☒

CALCULATION OF REGISTRATION FEE

Title of each Class of Security being Registered	Amount being Registered		Proposed Maximum Offering Price Per Security		Proposed Maximum Aggregate Offering Price		Amount of Registration Fee
Class A Common Stock, $0.01 par value per share(2)		(3)(4)		(3)		(3)		(3)
Preferred Stock, $0.01 par value per share (2)		(3)(4)		(3)		(3)		(3)
Warrants (2)		(3)(4)		(3)		(3)		(3)
Debt Securities		(3)(4)		(3)		(3)		(3)
Units		(3)(4)		(3)		(3)		(3)
Total (1)	$10,504,507		100%		$10,504,507	(2)	$1,432.81	(5)

(1) This registration statement includes $10,504,507 of securities which may be issued by the registrant from time to time in indeterminate amounts and at indeterminate times. Securities registered hereunder may be sold separately, together or as units with other securities registered hereunder.

(2) Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(o) of the Securities Act of 1933, as amended (the “Securities Act”).

(3) Not required to be included in accordance with General Instruction II.D. of Form S-3 under the Securities Act.

(4) Subject to footnote (1), there is also being registered hereunder such indeterminate amount of securities (including shares or other classes of the registrant’s stock that may be issued upon reclassification of unissued, authorized stock of the registrant) as may be issued in exchange for,  upon conversion of, or on exercise of, as the case may be, the other securities registered hereunder or pursuant to the anti-dilution of such securities.

(5) Paid herewith.

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to Section 8(a) of the Securities Act, may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion, Dated May 1, 2013
PROSPECTUS

DIGITAL CINEMA DESTINATIONS CORP.

$10,504,507

Class A Common Stock
Preferred Stock
Debt Securities
Warrants
Units
___________________________

We may offer and sell, from time to time in one or more offerings, any combination of Class A common stock, preferred stock, debt securities, warrants, or units having a maximum aggregate offering price of $10,504,507. When we decide to sell a particular class or series of securities, we will provide specific terms of the offered securities in a prospectus supplement.

The prospectus supplement may also add, update or change information contained in or incorporated by reference into this prospectus. However, no prospectus supplement shall offer a security that is not registered and described in this prospectus at the time of its effectiveness.  You should read this prospectus and any prospectus supplement, as well as the documents incorporated by reference or deemed to be incorporated by reference into this prospectus, carefully before you invest. This prospectus may not be used to offer or sell our securities unless accompanied by a prospectus supplement relating to the offered securities.

Our Class A common stock is traded on The NASDAQ Capital Market, or NASDAQ under the symbol “DCIN.”  Each prospectus supplement will contain information, where applicable, as to our listing on The NASDAQ Capital Market or any other securities exchange of the securities covered by the prospectus supplement.

These securities may be sold directly by us, through dealers or agents designated from time to time, to or through underwriters or through a combination of these methods. See “Plan of Distribution” in this prospectus. We may also describe the plan of distribution for any particular offering of our securities in a prospectus supplement. If any agents, underwriters or dealers are involved in the sale of any securities in respect of which this prospectus is being delivered, we will disclose their names and the nature of our arrangements with them in a prospectus supplement. The net proceeds we expect to receive from any such sale will also be included in a prospectus supplement.

As of April 22, 2013, the aggregate market value of our Class A common stock held by non-affiliates was approximately $31,516,675 based on 5,458,000 shares of outstanding Class A common stock, of which 415,332 shares are held by affiliates, and a price of $6.25 per share, which was the last reported sale price of our Class A common stock as quoted on NASDAQ on that date.  We have not offered any securities pursuant to General Instruction I.B.6 of Form S-3 during the prior 12 month calendar period that ends on, and includes, the date of this prospectus.

We were incorporated in July 2010. Our principal executive offices are located at 250 Broad Street, Westfield, New Jersey 07090. Our telephone number is (908) 396-1360 and our website address is http://www.digiplexdest.com. Information contained in our website is not a part of this prospectus.

This prospectus may not be used to offer or sell any securities unless accompanied by a prospectus supplement.

Investing in our securities involves a high degree of risk.  You should review carefully the risks and uncertainties referenced under the heading “Risk Factors” on page 2 of this prospectus as well as those contained in the applicable prospectus supplement and any related free writing prospectus, and in the other documents that are incorporated by reference into this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is             , 2013

TABLE OF CONTENTS

Page No.

About This Prospectus	1
Prospectus Summary	1
The Offering	2
Risk Factors	2
Special Note Regarding Forward-Looking Statements	3
Our Company	4
Use Of Proceeds	4
Ratio of Earnings to Fixed Charges	5
Descriptions Of The Securities We May Offer	5
Capital Stock	5
Warrants	8
Debt Securities	11
Units	12
Plan Of Distribution	12
Limitations on Liability and Indemnification of Officers and Directors	14
Legal Matters	15
Experts	15
Incorporation Of Certain Documents By Reference	15
Where You Can Find Additional Information About Us	16

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. Under this shelf registration process, we may offer from time to time securities having a maximum aggregate offering price of $10,504,507. Each time we offer securities, we will prepare and file with the SEC a prospectus supplement and/or a free writing prospectus (collectively referred to herein as a prospectus supplement) that describes the specific amounts, prices and terms of the securities we offer. The prospectus supplement also may add, update or change information contained in this prospectus or the documents incorporated herein by reference. You should read carefully both this prospectus and any prospectus supplement together with additional information described below under the caption “Where You Can Find Additional Information About Us.”

This prospectus does not contain all the information provided in the registration statement we filed with the SEC. For further information about us or our securities offered hereby, you should refer to that registration statement, which you can obtain from the SEC as described below under “Where You Can Find Additional Information About Us.”

You should rely only on the information contained or incorporated by reference in this prospectus or any prospectus supplement (including any free writing prospectus). We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus is not an offer to sell securities, and it is not soliciting an offer to buy securities, in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus or any prospectus supplement, as well as information we have previously filed with the SEC and incorporated by reference, is accurate as of the date of those documents only. Our business, financial condition, results of operations and prospects may have changed since those dates.

We may sell securities through underwriters or dealers, through agents, directly to purchasers or through any combination of these methods. We and our agents reserve the sole right to accept or reject in whole or in part any proposed purchase of securities. The prospectus supplement, which we will prepare and file with the SEC each time we offer securities, will set forth the names of any underwriters, agents or others involved in the sale of securities, and any applicable fee, commission or discount arrangements with them. See “Plan of Distribution.”

Unless otherwise indicated or the context otherwise requires, the terms “we,” “us,” “our,” the “Company,” “Digiplex” and similar terms refer to Digital Cinema Destinations Corp., a Delaware corporation, and its consolidated entities.

PROSPECTUS SUMMARY

The following summary, because it is a summary, may not contain all the information that may be important to you. This prospectus incorporates important business and financial information about Digiplex that is not included in, or delivered with, this prospectus.  Before making an investment, you should read the entire prospectus and any amendment carefully. You should also carefully read the risks of investing discussed under “Risk Factors” and the financial statements included in our other filings with the SEC, including in our most recent Annual Report on Form 10-K which we filed with the SEC on September 24, 2012 and amended on September 28, 2012, and in our most recent Quarterly Report on Form 10-Q which we filed with the SEC on February 14, 2013. This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under the heading “Where You Can Find Additional Information About Us.”

We will provide to each person, including any beneficial owner, to whom a prospectus is delivered, a copy of any or all of the information that has been incorporated by reference in the prospectus but not delivered with the prospectus. You may request a copy of these filings, excluding the exhibits to such filings which we have not specifically incorporated by reference in such filings, at no cost, by writing us at the following address:   250 East Broad Street, Westfield, New Jersey 07090 Attn:  Corporate Secretary.

THE OFFERING

This prospectus is part of a registration statement that we filed with the SEC utilizing a shelf registration process. Under this shelf registration process, we may sell any combination of:

•	Class A common stock;
•	preferred stock;
•	debt securities, in one or more series;
•	warrants to purchase any of the securities listed above; and/or
•	units consisting of one or more of the foregoing

in one or more offerings up to a total dollar amount of $10,504,507. This prospectus provides you with a general description of the securities we may offer.  Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that specific offering and include a discussion of any risk factors or other special considerations that apply to those securities. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with the additional information described under the heading “Where You Can Find Additional Information About Us.”

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under the heading “Where You Can Find Additional Information About Us.”

RISK FACTORS

Investing in our Class A common stock involves a high degree of risk. Before purchasing our securities, you should carefully consider the risks and uncertainties set forth below and under the heading “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended June 30, 2012, filed with the SEC on September 24, 2012 and amended on September 28, 2012 (“Our 2012 Annual Report”), which is incorporated by reference in this prospectus, as well as any updates thereto contained in subsequent filings with the SEC or any applicable prospectus supplement (including any free writing prospectus). Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair our business operations.

Risks Related to Our Class A Common Stock and the Offering

Future sales or other dilution of our equity could depress the market price of our Class A common stock.

A public market for our Class A common stock on the NASDAQ Capital Market was initiated on the consummation of our initial public offering in April of 2012.  However, trading volume has been limited and a more active public market for our Class A common stock may not develop or be sustained over time. The market price of our Class A common stock could be subject to significant fluctuations. The price of our stock may change in response to variations in our operating results and also may change in response to other factors, including factors specific to companies in our industry many of which are beyond our control. Our shares may be less liquid than the shares of other newly public companies and there may be imbalances between supply and demand for our shares. As a result, our share price may experience significant volatility and may not necessarily reflect the value of our expected performance.   Moreover, sales of our Class A common stock in the public market, or the perception that such sales could occur, could negatively impact the price of our Class A common stock. As a result, you may not be able to sell your shares of our Class A common stock in short time periods, or possibly at all, and the price per share of our Class A common stock may fluctuate significantly.

In addition, the issuance of additional shares of our Class A common stock pursuant to this prospectus, or issuances of securities convertible into or exercisable for our Class A common stock or other equity-linked securities, including preferred stock, warrants,  debt securities or units, would dilute the ownership interest of our common shareholders and could depress the market price of our Class A common stock and impair our ability to raise capital through the sale of additional equity securities.

We expect to seek to raise additional capital. If this additional financing is obtained through the issuance of equity securities, debt convertible into equity or options or warrants to acquire equity securities, our existing shareholders could experience significant dilution upon the issuance, conversion or exercise of such securities.

Our management will have broad discretion over the use of the proceeds we receive from the sale of our securities pursuant to this prospectus and might not apply the proceeds in ways that increase the value of your investment.

Our management will have broad discretion to use the net proceeds from any offerings under this prospectus, and you will be relying on the judgment of our management regarding the application of these proceeds. Except as described in any prospectus supplement (including any related free writing prospectus) that we may authorize to be provided to you, the net proceeds received by us from our sale of the securities described in this prospectus will be added to our general funds and will be used for our general corporate purposes. Our management might not apply the net proceeds from the offering of our securities in ways that increase the value of your investment and might not be able to yield a significant return, if any, on any investment of such net proceeds. You may not have the opportunity to influence our decisions on how to use such proceeds.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

Some, of the statements contained or incorporated by reference in this prospectus including any amendment or supplement thereto may be or contain “forward-looking statements”, including statements regarding our future results of operations and financial position, business strategy and plans and our objectives for future operations. Whenever you read a statement that is not simply a statement of historical fact (such as when we describe what we “believe,” “expect,” “anticipate,” “project,” “predict,” “intend,”  “forecast” or “estimate will occur”, and other similar statements), you must remember that our expectations may not be correct, even though we believe that they are reasonable. These forward-looking statements relate to:

●	future revenues, expenses and profitability;
●	our ability to acquire and integrate theaters in our business;
●	attendance at movies generally or in any of the markets in which we operate;
●	the number and diversity of popular movies released and our ability to successfully license and exhibit popular films;
●	national growth in our industry;
●	competition in our markets; and
●	competition with other forms of entertainment.

We do not guarantee that the transactions and events which are the subject of such forward-looking statements will happen as described or that they will happen at all. You should read the report in which statements are contained completely and with the understanding that actual future results may be materially different from what we expect. Forward-looking statements relate only to events as of the date on which the statements are made. We undertake no obligation, beyond that required by law, to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made, even though our situation will change in the future.

Whether actual results will conform to our expectations and predictions is subject to a number of risks and uncertainties, many of which are beyond our control, and reflect future business decisions that are subject to change. Some of the assumptions, future results and levels of performance expressed or implied in the forward-looking statements we have made or may make in the future inevitably will not materialize, and unanticipated events may occur which will affect our results. Such risks and uncertainties include, among others, those discussed in “Item 1A: Risk Factors” of Our 2012 Annual Report, as well as in our consolidated financial statements, related notes, and the other financial information appearing in Our 2012 Annual Report and our other filings with the SEC.

Our 2012 Annual Report and other filings with the SEC contain data related to the motion picture exhibition industry. This market data includes projections that are based on a number of assumptions. The motion picture exhibition industry may not grow at the rates projected by the market data, or at all. The failure of the markets to grow at the projected rates may materially and adversely affect our business and the market price of our Class A common stock and any other securities we may issue. In addition, the rapidly changing nature of our industry subjects any projections or estimates relating to the growth prospects or future condition of our market to significant uncertainties. If any one or more of the assumptions underlying the market data proves to be incorrect, actual results may differ from the projections based on these assumptions. You should not place undue reliance on these forward-looking statements.

OUR COMPANY

We are a fast-growing motion picture exhibitor dedicated to transforming movie theaters into digital entertainment centers. Digital Cinema Destinations Corp. is the parent company of five wholly-owned subsidiaries: DC Westfield LLC, DC Cranford LLC, DC Bloomfield LLC, DC Cinema Centers LLC and DC Lisbon Cinema LLC and a managing member of Start Media/Digiplex, LLC (“JV”).

We manage our business under one reportable segment: theater exhibition operations.

We operate 18 movie theaters with an aggregate of 178 fully digital screens.  We directly own and operate nine theaters and 85 screens located in Westfield, New Jersey (the “Rialto”), Cranford, New Jersey (the “Cranford”), Bloomfield, Connecticut (the “Bloomfield 8”), five theaters located in central Pennsylvania (“Cinema Centers”) and one theater located in Lisbon, Connecticut (“Lisbon Cinema”). We acquired the Rialto and the Cranford in December 2010, the Bloomfield 8 in February 2011, Cinema Centers in April 2012, upon the closing of our initial public offering and Lisbon Cinema in September 2012.  We also operate nine movie theaters owned by JV, six of which are located in Southern California,  one of which is near Phoenix, Arizona (collectively, the “UltraStar Theaters”) with an aggregate of 74 screens, as well as one theater in Sparta, New Jersey, with three screens, and another in Solon, Ohio, with 16 screens.   We, together with Start Media, LLC, organized JV in December 2012 and JV, through seven wholly-owned subsidiary limited liability companies, acquired the UltraStar Theaters in December 2012 and the theaters located in Sparta, New Jersey and Solon, Ohio, in January and February 2013, respectively.

We intend to create an all-digital national footprint by selectively pursuing multi-screen theater acquisition opportunities that meet our strategic and financial criteria, with upgrades to digital platforms as necessary. We hope to own and operate at least one theater in each of approximately 100 locations throughout the United States which, depending on the number of screens in each theater, may approximate 1,000 screens. An all-digital theater circuit serves as the backbone for creating what we believe to be a more entertaining movie-going experience, providing us with significantly greater programming flexibility and enabling us to achieve increased operating efficiencies. We believe through a combination of improved operating practices, enhanced productivity resulting from the management of the new digital platforms and increased alternative content supplementing the traditional theatrical exhibition schedule; we can produce improved financial results and customer experiences. We cannot assure you that we will realize these goals. See “Risk Factors” on page 2 of this prospectus.

Our executive offices are at 250 East Broad Street, Westfield, New Jersey 07090.  We were founded and incorporated in Delaware in July 2010.

USE OF PROCEEDS

Except as may be stated in the applicable prospectus supplement, we intend to use the net proceeds we receive from the sale of the securities offered by this prospectus for general corporate purposes, which may include, among other things, repayment of debt, capital expenditures, the acquisition of additional units of membership interest in JV, the financing of possible acquisitions or business expansions, increasing our working capital and the financing of ongoing operating expenses and overhead. Pending the application of the net proceeds, we may invest the proceeds in marketable securities and short-term investments.

RATIO OF EARNINGS TO FIXED CHARGES

Not applicable to smaller reporting companies.

DESCRIPTIONS OF THE SECURITIES WE MAY OFFER

The descriptions of the securities contained in this prospectus, together with any applicable prospectus supplement, summarize all the material terms and provisions of the various types of securities that we may offer. We will describe in the applicable prospectus supplement relating to a particular offering the specific terms of the securities offered by that prospectus supplement. We will indicate in the applicable prospectus supplement if the terms of the securities differ from the terms we have summarized below. We will also include in the prospectus supplement information, where applicable, material United States federal income tax considerations relating to the securities.

We may sell from time to time, in one or more offerings:

•       shares of our Class A common stock;
•       shares of our preferred stock;
•       debt securities;
•       warrants to purchase any of the securities listed above; and/or
•       units consisting of one or more of the foregoing.

This prospectus may not be used to consummate a sale of securities unless it is accompanied by a prospectus supplement.

CAPITAL STOCK

General

The following description of Class A common stock and preferred stock, together with the additional information we include in any applicable prospectus supplement, summarizes the material terms and provisions of the Class A common stock and preferred stock that we may offer under this prospectus but is not complete. For the complete terms of our Class A common stock and preferred stock, please refer to our amended and restated certificate of incorporation, as may be amended from time to time, any certificates of designation for our preferred stock, that may be authorized from time to time, and our bylaws, as amended from time to time. The Delaware General Corporate Law may also affect the terms of these securities. While the terms we have summarized below will apply generally to any future Class A common stock or preferred stock that we may offer, we will describe the specific terms of any series of these securities in more detail in the applicable prospectus supplement. If we so indicate in a prospectus supplement, the terms of any Class A common stock or preferred stock we offer under that prospectus supplement may differ from the terms we describe below.

Description of Capital Stock

As of April 30, 2013, our authorized capital stock consists of 20,000,000 shares of Class A common stock, par value $0.01 per share, of which 5,458,000 shares are issued and outstanding, held of record by 45 stockholders, 900,000 shares of Class B common stock, par value $0.01 per share, of which 865,000 shares are issued and outstanding, held of record by one stockholder A. Dale Mayo, our Chief Executive Officer, and 10,000,000 shares of preferred stock, of which six shares of Series B preferred stock are issued and outstanding, held of record by two stockholders.

The authorized and unissued shares of Class A common stock and preferred stock are available for issuance without further action by our stockholders, unless such action is required by applicable law or the rules of any stock exchange on which our securities may be listed. Unless approval of our stockholders is so required, our board of directors will not seek stockholder approval for the issuance and sale of our Class A common stock or our preferred stock.

Common Stock

Our Class A common stock and Class B common stock are substantially identical, except that holders of Class A common stock have the right to cast one vote for each share held of record and the holder of Class B common stock has the right to cast ten votes for each share held of record on all matters submitted to a vote of holders of common stock, except for stockholder votes to increase our authorized capital stock, where the holder of Class B common stock has voting rights of one vote per share. Our Class A common stock and Class B common stock vote together as a single class on all matters on which stockholders may vote, including the election of directors, except when class voting is required by applicable law.

Our certificate of incorporation, as amended and restated, provides that if the shares of Class B common stock are transferred for any reason, such shares will automatically convert into an equivalent number of fully paid and non-assessable shares of Class A common stock upon the sale or transfer of such shares of Class B common stock by the original record holder thereof. Each share of Class B common stock also is convertible at any time at the option of the holder into one share of Class A common stock. Shares of Class B common stock which are converted shall be retired and are not available for reissuance.  35,000 shares of Class B common stock automatically converted into shares of Class A common stock on transfer by the holder (as bona fide gifts) and cannot be reissued.

Holders of Class A common stock and the holder of Class B common stock have equal ratable rights to dividends from funds legally available therefor, when, as and if declared by our board of directors and are entitled to share ratably, as a single class, in all of our assets available for distribution to holders of common stock on the liquidation, dissolution or wind-up of our affairs. Holders of Class A common stock and the holder of Class B common stock do not have preemptive, subscription or conversion rights. There are no redemption or sinking fund provisions for the benefit of the Class A common stock and Class B common stock in our certificate of incorporation, as amended and restated. All outstanding shares of Class A common stock and Class B common stock outstanding on the date hereof are validly issued, fully paid and non-assessable.   All shares of Class A common stock offered hereby will, when issued, be fully paid and non-assessable, including shares of Class A common stock issued on the conversion of preferred stock, the exercise of common stock warrants or subscription rights, if any.  Our certificate of incorporation, as amended and restated, do not provide for cumulative voting in the election of directors.  The holders of shares of our common stock will be entitled to such cash dividends as may be declared from time to time by our board of directors from funds available therefor.

The difference in voting rights described above increases the voting power of the Class B common stockholder and, accordingly, has an anti-takeover effect. The existence of the Class B common stock may make us a less attractive target for a hostile takeover bid or render more difficult or discourage a merger proposal, an unfriendly tender offer, a proxy contest, or the removal of incumbent management, even if such transactions were favored by our stockholders other than the Class B common stockholder. Thus, our stockholders may be deprived of an opportunity to sell their shares at a premium over prevailing market prices in the event of a hostile takeover bid. Those seeking to acquire us through a business combination will be compelled to consult first with the Class B common stockholder in order to negotiate the terms of such business combination. Any such proposed business combination will have to be approved by our board of directors, which may be under the control of the Class B common stockholder, and if stockholder approval is required, the approval of the Class B common stockholder will be necessary before any such business combination can be consummated.

Preferred Stock

In September 2012, we amended our certificate of incorporation to establish a Series B preferred stock, $0.01 par value, and we have issued and currently have outstanding six shares of Series B preferred stock. The Series B preferred stock is convertible into such number of shares of Class A common stock as determined by dividing the original issue price by the conversion price of $7.50 per share, as adjusted. The preferred stock has no voting rights and, except for certain “deemed liquidations” as defined in our certificate of incorporation, has a liquidation preference of $75,000 per share, or $450,000 in the aggregate.

The Series B Preferred Stock is mandatorily convertible in the event that the daily volume weighted average price of the Company’s Class  A common stock for a consecutive 30 day trading period is not less than $10.00 per share. The Company has the sole option to redeem the Series B Preferred Stock any time after one year from the date of issue at a price equal to 150% of the $75,000 Issue Price ($112,500 per share), subject to adjustments, plus all accrued and unpaid dividends.

We previously designated 2,500,000 preferred shares as Series A preferred stock and issued 1,972,500 shares of Series A preferred stock.  The shares of Series A preferred stock automatically converted into shares of Class A common stock on the consummation of our initial public offering in April 2012 and cannot be reissued.

Our certificate of incorporation, as amended and restated, provide that our board of directors may, by resolution, designate classes of preferred stock in the future. The designated series of preferred stock shall have such powers, designations, preferences and relative, participation or optional or other special rights and qualifications, limitations or restrictions as shall be expressed in the resolution adopted by the board of directors. Once designated by our board of directors, each series of preferred stock will have specific financial and other terms that will be described in a prospectus supplement. The description of the preferred stock that is set forth in any prospectus supplement is not complete without reference to the documents that govern the preferred stock. These include our certificate of incorporation, as amended and restated, and any certificates of designation that our board of directors may adopt. Prior to the issuance of shares of each series of preferred stock, the board of directors is required by the Delaware General Corporate Law and our certificate of incorporation, as amended and restated, to adopt resolutions and file a certificate of designations with the Secretary of State of the State of Delaware. The certificate of designations fixes for each class or series the designations, powers, preferences, rights, qualifications, limitations and restrictions, including, but not limited to, some or all of the following:

•
the number of shares constituting that series and the distinctive designation of that series, which number may be increased or decreased (but not below the number of shares then outstanding) from time to time by action of the board of directors;

•	the dividend rate and the manner and frequency of payment of dividends on the shares of that series, whether dividends will be cumulative, and, if so, from which date;
•	whether that series will have voting rights, in addition to any voting rights provided by law, and, if so, the terms of such voting rights;
•
whether that series will have conversion privileges, and, if so, the terms and conditions of such conversion, including provision for adjustment of the conversion rate in such events as the board of directors may determine;

•	whether or not the shares of that series will be redeemable, and, if so, the terms and conditions of such redemption;
•	whether that series will have a sinking fund for the redemption or purchase of shares of that series, and, if so, the terms and amount of such sinking fund;
•	whether or not the shares of the series will have priority over or be on a parity with or be junior to the shares of any other series or class in any respect;
•
the rights of the shares of that series in the event of voluntary or involuntary liquidation, dissolution or winding up of the corporation, and the relative rights or priority, if any, of payment of shares of that series; and

•	any other relative rights, preferences and limitations of that series.

All shares of preferred stock offered hereby will, when issued, be fully paid and non-assessable, including shares of preferred stock issued upon the exercise of preferred stock warrants or subscription rights, if any.

Although our board of directors has no intention at the present time of doing so, it could authorize the issuance of a series of preferred stock that could, depending on the terms of such series, impede the completion of a merger, tender offer or other takeover attempt.

Any future issuance of preferred stock may have the effect of delaying, deferring or preventing a change in control of us without further action by the shareholders and may adversely affect the voting and/or other rights of the holders of Class A common stock, Class B common stock, Series B preferred stock and any other securities we may issue in the future. The issuance of shares of preferred stock, or the issuance of rights to purchase such shares, could be used to discourage an unsolicited acquisition proposal. For instance, the issuance of a series of preferred stock might impede a business combination by including class voting rights that would enable the holders to block such a transaction, or facilitate a business combination by including voting rights that would provide a required percentage vote of the stockholders. In addition, under certain circumstances, the issuance of preferred stock could adversely affect the voting power of the holders of the common stock. Although our board of directors is required to make any determination to issue such stock based on its judgment as to the best interests of our stockholders, the board of directors could act in a manner that would discourage an acquisition attempt or other transaction that some, or a majority, of the stockholders might believe to be in their best interests or in which stockholders might receive a premium for their stock over the then market price of such stock. Our board of directors does not at present intend to seek stockholder approval prior to any issuance of currently authorized preferred stock, unless otherwise required by law.

Digiplex is subject to the provisions of Section 203 of the General Corporation Law of Delaware. Section 203 prohibits a publicly-held Delaware corporation from engaging in a business combination with an interested stockholder for a period of three years after the date of the transaction in which the person became an interested stockholder, unless the business combination is approved in a prescribed manner. A business combination includes mergers, consolidations, asset sales and other transactions involving Digiplex and an interested stockholder. In general, an interested stockholder is a person who, together with affiliates and associates, owns, or within three years did own, 15% or more of Digiplex voting stock. Section 203 could discourage certain potential acquirers unwilling to comply with its provisions.

Underwriters’ Warrants

We have issued to the underwriters of our initial public offering warrants to purchase an aggregate of 44,000 shares of our Class A common stock for a 5-year period expiring on October 16, 2017 at exercise prices of $6.71 per share, as adjusted.  The warrants are not redeemable by us, and allow for “cashless exercise”.  The warrants also provide for unlimited piggyback” registration rights at our expense with respect to the underlying shares of Class A common stock.

Start Media Warrants

In December 2012, we issued to Start Media, LLC a warrant to purchase up to 500,000 shares of our Class A common stock for a 5-year period expiring on December 10, 2017 (the “Start Media Warrants”).  The Start Media Warrants were issued in connection with the organization of JV and the acquisition of the UltraStar Theaters and are exercisable at $6.10 per share, as adjusted.  The Start Media Warrants do not require Digiplex to mandatorily redeem the warrants at any time and the warrants have no cashless exercise or registration rights provisions.

Transfer Agent and Registrar; Market

The transfer agent and registrar for our Class A common stock is Broadridge Investor Communication Solutions Inc. Its address is 51 Mercedes Way, Edgewood, New York 11717, and its telephone number is (631) 254-7400.  Our Class A common stock has been approved is traded on The NASDAQ Capital Market under the symbol “DCIN.”

See “Where You Can Find Additional Information About Us” elsewhere in this prospectus for information on where you can obtain copies of our Certificate of Incorporation, as amended and restated and our Bylaws, which have been filed with and are publicly available from the SEC.

WARRANTS

The following description, together with the additional information we may include in any applicable prospectus supplement, summarizes the material terms and provisions of the warrants that we may offer under this prospectus and any related warrant agreements and warrant certificates. While the terms summarized below will apply generally to any warrants that we may offer, we will describe the specific terms of any series of warrants in more detail in the applicable prospectus supplement. If we indicate in the prospectus supplement, the terms of any warrants offered under that prospectus supplement may differ from the terms described below. Specific warrant agreements will contain additional important terms and provisions and will be incorporated by reference as an exhibit to the registration statement which includes this prospectus.

General

We may issue warrants for the purchase of Class A common stock, preferred stock and/or debt securities in one or more series. We may issue warrants independently or together with Class A common stock, preferred stock and/or debt securities, and the warrants may be attached to or separate from these securities.

We will evidence each series of warrants by warrant certificates that we may issue under a separate agreement. We may enter into a warrant agreement with a warrant agent. Each warrant agent may be a bank that we select which has its principal office in the United States. We may also choose to act as our own warrant agent. We will indicate the name and address of any such warrant agent in the applicable prospectus supplement relating to a particular series of warrants.

We will describe in the applicable prospectus supplement the terms of the series of warrants, including:

•	the offering price and aggregate number of warrants offered;
•	if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each such security or each principal amount of such security;
•	if applicable, the date on and after which the warrants and the related securities will be separately transferable;
•
in the case of warrants to purchase debt securities, the principal amount of debt securities purchasable upon exercise of one warrant and the price at, and currency in which, this principal amount of debt securities may be purchased upon such exercise;

•
in the case of warrants to purchase Class A common stock or preferred stock, the number or amount of shares of Class A common stock or preferred stock, as the case may be, purchasable upon the exercise of one warrant and the price at which and currency in which these shares may be purchased upon such exercise;

•	the manner of exercise of the warrants, including any cashless exercise rights;
•	the warrant agreement under which the warrants will be issued;
•	the effect of any merger, consolidation, sale or other disposition of our business on the warrant agreement and the warrants;
•	anti-dilution provisions of the warrants, if any;
•	the terms of any rights to redeem or call the warrants;
•	any provisions for changes to or adjustments in the exercise price or number of securities issuable upon exercise of the warrants;
•
the dates on which the right to exercise the warrants will commence and expire or, if the warrants are not continuously exercisable during that period, the specific date or dates on which the warrants will be exercisable;

•	the manner in which the warrant agreement and warrants may be modified;
•	the identities of the warrant agent and any calculation or other agent for the warrants;
•	federal income tax consequences of holding or exercising the warrants;
•	the terms of the securities issuable upon exercise of the warrants;
•	any securities exchange or quotation system on which the warrants or any securities deliverable upon exercise of the warrants may be listed or quoted; and
•	any other specific terms, preferences, rights or limitations of or restrictions on the warrants.

Before exercising their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon such exercise, including:

•
in the case of warrants to purchase debt securities, the right to receive payments of principal of, or premium, if any, or interest on, the debt securities purchasable upon exercise or to enforce covenants in the applicable indenture; or

•
in the case of warrants to purchase Class A common stock or preferred stock, the right to receive dividends, if any, or, payments upon our liquidation, dissolution or winding up or to exercise voting rights, if any.

Exercise of Warrants

Each warrant will entitle the holder to purchase the securities that we specify in the applicable prospectus supplement at the exercise price that we describe in the applicable prospectus supplement. Unless we otherwise specify in the applicable prospectus supplement, holders of the warrants may exercise the warrants at any time up to 5:00 P.M. eastern time on the expiration date that we set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.

Holders of the warrants may exercise the warrants by delivering the warrant certificate representing the warrants to be exercised together with specified information, and paying the required exercise price by the methods provided in the applicable prospectus supplement. We will set forth on the reverse side of the warrant certificate, and in the applicable prospectus supplement, the information that the holder of the warrant will be required to deliver to the warrant agent.

Upon receipt of the required payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement, we will issue and deliver the securities purchasable upon such exercise. If fewer than all of the warrants represented by the warrant certificate are exercised, then we will issue a new warrant certificate for the remaining amount of warrants.

Enforceability of Rights By Holders of Warrants

Any warrant agent will act solely as our agent under the applicable warrant agreement and will not assume any obligation or relationship of agency or trust with any holder of any warrant. A single bank or trust company may act as warrant agent for more than one issue of warrants. A warrant agent will have no duty or responsibility in case of any default by us under the applicable warrant agreement or warrant, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a warrant may, without the consent of the related warrant agent or the holder of any other warrant, enforce by appropriate legal action the holder’s right to exercise, and receive the securities purchasable upon exercise of, its warrants in accordance with their terms.

Warrant Agreement Will Not Be Qualified Under Trust Indenture Act

No warrant agreement will be qualified as an indenture, and no warrant agent will be required to qualify as a trustee, under the Trust Indenture Act. Therefore, holders of warrants issued under a warrant agreement will not have the protection of the Trust Indenture Act with respect to their warrants.

Governing Law

Each warrant agreement and any warrants issued under the warrant agreements will be governed by New York law.

Calculation Agent

Any calculations relating to warrants may be made by a calculation agent, an institution that we appoint as our agent for this purpose. The prospectus supplement for a particular warrant will name the institution that we have appointed to act as the calculation agent for that warrant as of the original issue date for that warrant, if any. We may appoint a different institution to serve as calculation agent from time to time after the original issue date without the consent or notification of the holders. The calculation agent’s determination of any amount of money payable or securities deliverable with respect to a warrant will be final and binding in the absence of manifest error.

DEBT SECURITIES

We may issue debt securities, in one or more series, as either senior or subordinated debt or as senior or subordinated convertible debt. When we offer to sell debt securities, we will describe the specific terms of any debt securities offered from time to time in a supplement to this prospectus, which may supplement or change the terms outlined below. Senior debt securities will be issued under one or more senior indentures, dated as of a date prior to such issuance, between us and a trustee to be named in a prospectus supplement, as amended or supplemented from time to time. Any subordinated debt securities will be issued under one or more subordinated indentures, dated as of a date prior to such issuance, between us and a trustee to be named in a prospectus supplement, as amended or supplemented from time to time. The indentures will be subject to and governed by the Trust Indenture Act of 1939, as amended.

Before we issue any debt securities, the form of indentures will be filed with the SEC and incorporated by reference as an exhibit to the registration statement of which this prospectus is a part or as an exhibit to a current report on Form 8-K. For the complete terms of the debt securities, you should refer to the applicable prospectus supplement and the form of indentures for those particular debt securities. We encourage you to read the applicable prospectus supplement and the form of indenture for those particular debt securities before you purchase any of our debt securities.

We will describe in the applicable prospectus supplement the terms of the series of debt securities being offered, including:

•	the title;
•	whether or not such debt securities are guaranteed;
•	the principal amount being offered, and if a series, the total amount authorized and the total amount outstanding;
•	any limit on the amount that may be issued;
•	whether or not we will issue the series of debt securities in global form, the terms and who the depositary will be;
•	the maturity date;
•
the annual interest rate, which may be fixed or variable, or the method for determining the rate and the date interest will begin to accrue, the dates interest will be payable and the regular record dates for interest payment dates or the method for determining such dates;

•
whether and under what circumstances, if any, we will pay additional amounts on any debt securities held by a person who is not a U.S. person for tax purposes, and whether we can redeem the debt securities if we have to pay such additional amounts;

•	whether or not the debt securities will be secured or unsecured, and the terms of any secured debt;
•	the terms of the subordination of any series of subordinated debt;
•	the place where payments will be payable;
•	restrictions on transfer, sale or other assignment, if any;
•	our right, if any, to defer payment of interest and the maximum length of any such deferral period;
•
the date, if any, after which, and the price at which, we may, at our option, redeem the series of debt securities pursuant to any optional or provisional redemption provisions and the terms of those redemption provisions;

•
the date, if any, on which, and the price at which we are obligated, pursuant to any mandatory sinking fund or analogous fund provisions or otherwise, to redeem, or at the holder’s option to purchase, the series of debt securities and the currency or currency unit in which the debt securities are payable;

•	any restrictions on our ability and/or the ability of our subsidiaries to:
•	incur additional indebtedness;
•	issue additional securities;
•	create liens;
•	pay dividends and make distributions in respect of our capital stock and the capital stock of our subsidiaries;
•	redeem capital stock;

•	place restrictions on our subsidiaries’ ability to pay dividends, make distributions or transfer assets;
•	make investments or other restricted payments;
•	sell or otherwise dispose of assets;
•	enter into sale-leaseback transactions;
•	engage in transactions with stockholders and affiliates;
•	issue or sell stock of our subsidiaries; or
•	effect a consolidation or merger;
•	whether the indenture will require us to maintain any interest coverage, fixed charge, cash flow-based, asset-based or other financial ratios;
•	a discussion of any material United States federal income tax considerations applicable to the debt securities;
•	information describing any book-entry features;
•	provisions for a sinking fund purchase or other analogous fund, if any;
•	the denominations in which we will issue the series of debt securities;
•	the currency of payment of debt securities if other than U.S. dollars and the manner of determining the equivalent amount in U.S. dollars; and
•
any other specific terms, preferences, rights or limitations of, or restrictions on, the debt securities, including any additional events of default or covenants provided with respect to the debt securities, and any terms that may be required by us or advisable under applicable laws or regulations.

Conversion or Exchange Rights

We will set forth in the prospectus supplement the terms on which a series of debt securities may be convertible into or exchangeable for our Class A common stock or our other securities. We will include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at our option. We may include provisions pursuant to which the number of shares of our Class A common stock or our other securities that the holders of the series of debt securities receive would be subject to adjustment.

UNITS

We may issue units comprised of one or more of the other securities described in this prospectus or in any prospectus supplement in any combination. Each unit will be issued so that the holder of the unit is also the holder, with the rights and obligations of a holder, of each security included in the unit. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date or upon the occurrence of a specified event or occurrence.

The applicable prospectus supplement will describe:

•	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;
•	any unit agreement under which the units will be issued;
•	any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units; and
•	whether the units will be issued in fully registered or global form.

PLAN OF DISTRIBUTION

We may sell the securities being offered pursuant to this prospectus to or through underwriters, through dealers, through agents, or directly to one or more purchasers or through a combination of these methods. The applicable prospectus supplement will describe the terms of the offering of the securities, including:

•           the name or names of any underwriters, if, and if required, any dealers or agents;
•           the purchase price of the securities and the proceeds we will receive from the sale;

•           any underwriting discounts and other items constituting underwriters’ compensation;
•           any discounts or concessions allowed or reallowed or paid to dealers; and
•           any securities exchange or market on which the securities may be listed or traded.

            We may distribute the securities from time to time in one or more transactions at:

•           a fixed price or prices, which may be changed;
•           market prices prevailing at the time of sale;
•           prices related to such prevailing market prices; or
•           negotiated prices.

Only underwriters named in the prospectus supplement are underwriters of the securities offered by the prospectus supplement.

If underwriters are used in an offering, we will execute an underwriting agreement with such underwriters and will specify the name of each underwriter and the terms of the transaction (including any underwriting discounts and other terms constituting compensation of the underwriters and any dealers) in a prospectus supplement. The securities may be offered to the public either through underwriting syndicates represented by managing underwriters or directly by one or more investment banking firms or others, as designated. If an underwriting syndicate is used, the managing underwriter(s) will be specified on the cover of the prospectus supplement. If underwriters are used in the sale, the offered securities will be acquired by the underwriters for their own accounts and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time. Unless otherwise set forth in the prospectus supplement, the obligations of the underwriters to purchase the offered securities will be subject to conditions precedent, and the underwriters will be obligated to purchase all of the offered securities, if any are purchased.

We may grant to the underwriters options to purchase additional securities to cover over-allotments, if any, at the public offering price, with additional underwriting commissions or discounts, as may be set forth in a related prospectus supplement. The terms of any over-allotment option will be set forth in the prospectus supplement for those securities.

If we use a dealer in the sale of the securities being offered pursuant to this prospectus or any prospectus supplement, we will sell the securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale. The names of the dealers and the terms of the transaction will be specified in a prospectus supplement.

We may sell the securities directly or through agents we designate from time to time. We will name any agent involved in the offering and sale of securities and we will describe any commissions we will pay the agent in the prospectus supplement.

We may authorize agents or underwriters to solicit offers by institutional investors to purchase securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. We will describe the conditions to these contracts and the commissions we must pay for solicitation of these contracts in the prospectus supplement.

In connection with the sale of the securities, underwriters, dealers or agents may receive compensation from us or from purchasers of the securities for whom they act as agents, in the form of discounts, concessions or commissions. Underwriters may sell the securities to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters or commissions from the purchasers for whom they may act as agents. Underwriters, dealers and agents that participate in the distribution of the securities, and any institutional investors or others that purchase securities directly for the purpose of resale or distribution, may be deemed to be underwriters, and any discounts or commissions received by them from us and any profit on the resale of the securities by them may be deemed to be underwriting discounts and commissions under the Securities Act.

We may provide agents, underwriters and other purchasers with indemnification against particular civil liabilities, including liabilities under the Securities Act, or contribution with respect to payments that the agents, underwriters or other purchasers may make with respect to such liabilities. Agents and underwriters may engage in transactions with, or perform services for, us in the ordinary course of business.

To facilitate the public offering of a series of securities, persons participating in the offering may engage in transactions that stabilize, maintain, or otherwise affect the market price of the securities. This may include over-allotments or short sales of the securities, which involves the sale by persons participating in the offering of more securities than have been sold to them by us. In addition, those persons may stabilize or maintain the price of the securities by bidding for or purchasing securities in the open market or by imposing penalty bids, whereby selling concessions allowed to underwriters or dealers participating in any such offering may be reclaimed if securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. Such transactions, if commenced, may be discontinued at any time. We make no representation or prediction as to the direction or magnitude of any effect that the transactions described above, if implemented, may have on the price of our securities.

Unless otherwise specified in the applicable prospectus supplement, any Class A common stock sold pursuant to a prospectus supplement will be eligible for listing on The NASDAQ Capital Market, subject to official notice of issuance. Any underwriters to whom securities are sold by us for public offering and sale may make a market in the securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice.

In order to comply with the securities laws of some states, if applicable, the securities offered pursuant to this prospectus will be sold in those states only through registered or licensed brokers or dealers. In addition, in some states securities may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and complied with.

LIMITATIONS ON LIABILITY AND INDEMNIFICATION OF OFFICERS AND DIRECTORS

Our certificate of incorporation eliminates the liability of our directors to us or our stockholders for monetary damages resulting from breaches of their fiduciary duties as directors. Directors will remain liable for breaches of their duty of loyalty to us or our stockholders, as well as for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, and transactions from which a director derives improper personal benefit. Our amended and restated certificate of incorporation does not absolve directors of liability for payment of dividends or stock purchases or redemptions by us in violation of Section 174 (or any successor provision of the Delaware General Corporation Law).

The effect of this provision is to eliminate the personal liability of directors for monetary damages for actions involving a breach of their fiduciary duty of care, including any such actions involving gross negligence. We do not believe that this provision eliminates the liability of our directors to us or our stockholders for monetary damages under the federal securities laws. Our amended and restated certificate of incorporation and our bylaws provide indemnification for the benefit of our directors and officers to the fullest extent permitted by the Delaware General Corporation Law as it may be amended from time to time, including most circumstances under which indemnification otherwise would be discretionary.

Our amended and restated certificate of incorporation also provides that we will indemnify and hold harmless, to the fullest extent permitted by law any person made or threatened to be made a party to or otherwise involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director, officer, employee or agent of the Company or a trustee, custodian, administrator, committeeman or fiduciary of any employee benefit plan, or a person serving another corporation, partnership, joint venture, trust, other enterprise or nonprofit entity in any of the foregoing capacities at our request (collectively, an “Authorized Representative”). Expenses covered by this indemnification include attorney’s fees and disbursements, judgments, fines (including excise and taxes) and amounts paid in settlement actually and reasonably incurred by such person in connection with such proceeding (collectively, “Expenses”), whether the basis of such person’s involvement in the proceeding is an alleged act or omission in such person’s capacity as an Authorized Representative or in another capacity while serving in such capacity or both. We shall be required to indemnify an incumbent or former director or officer in connection with a proceeding initiated by such person only if and to the extent that such proceeding was authorized by our board of directors or is a civil suit by such person to enforce rights to indemnification or advancement of expenses.

Expenses shall be paid by us in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of the Authorized Representative to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by us. Such expenses (including attorneys’ fees which are not advanced under the provisions of our amended and restated certificate of incorporation) incurred by an Authorized Representative may be so paid upon such terms and conditions, if any, as we deem appropriate.

We may enter into agreements to indemnify any Authorized Representative, in addition to the indemnification provided for in our amended and restated certificate of incorporation. These agreements, among other things, could indemnify our directors and officers for certain expenses (including advancing expenses for attorneys’ fees), judgments, fines and settlement amounts incurred by any such person in any action or proceeding, including any action by us or in our right, arising out of such person’s services as a director or officer of us, any subsidiary of ours or any other company or enterprise to which the person provides services at our request.

In addition, we maintain insurance providing indemnification for our directors and officers for certain liabilities. We believe that these indemnification provisions and agreements and related insurance are necessary to attract and retain qualified directors and officers.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing, or otherwise, we have been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

LEGAL MATTERS

Certain legal matters with respect to the validity of certain of the offered securities will be passed upon for us by Eaton & Van Winkle LLP, New York, New York. If counsel for any underwriters passes on legal matters in connection with an offering of the shares of the securities described in this prospectus, we will name that counsel in the prospectus supplement relating to that offering.

EXPERTS

The consolidated balance sheets of Digital Cinema Destinations Corp. (the “Successor”) as of June 30, 2012 and 2011 and  the related  consolidated statements of operations, Stockholders’ equity, and cash flows for the year ended June 30, 2012 and for the period from inception (July 29, 2010) to June 30, 2011 and the combined statements of operations, stockholders’ equity and cash flows of the Rialto Theatre of Westfield, Inc. and Cranford Theatre, Inc. (collectively, the “Predecessor”) for the year ended December 31, 2010 have been audited by  EisnerAmper LLP,  independent registered public accounting firm, as stated in their report which is incorporated herein  by reference in reliance on the report of such firm given upon their authority as experts in accounting and auditing.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

We have filed with the SEC a registration statement on Form S-3, including exhibits, in connection with the securities to be sold in this offering. This prospectus is part of the registration statement and does not contain all the information included in the registration statement. For further information about us and the securities to be sold in this offering, please refer to the registration statement. The registration statement, including the attached exhibits and schedules, contains additional relevant information about us and our securities. The rules and regulations of the SEC allow us to “incorporate by reference” into this prospectus certain information that we file with it. This means that we can disclose important information to you by referring you to another document that we filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, except for any information superseded by information in this prospectus. You should read the information incorporated by reference because it is an important part of this prospectus.

We incorporate by reference the following documents that we previously filed with the SEC pursuant to the Exchange Act:

(a)
Annual Report on Form 10-K for the fiscal year ended June 30, 2012, as filed with the SEC on September 24, 2012 and amended on September 28, 2012, including all material incorporated by reference therein;

(b)
Quarterly Reports on Form 10-Q for the quarter ended September 30, 2012, as filed with the SEC on November 14, 2012, and for the quarter ended December 31, 2012, as filed with the SEC on February 14, 2013;

(c)	The Registrant’s Current Reports on Form 8-K and 8-K/A filed with the Commission on October 3, 2012, December 14, 2012, December 17, 2012, December 21, 2012, December 27, 2012 and March 4, 2013;

(d)	All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act, since the end of the fiscal year covered by the Annual Report referred to in (a) above; and

(e)
The description of the Class A common stock contained in the registration statement on Form 8-A filed with the Commission on April 16, 2012 pursuant to Section 12(g) of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

All documents filed pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, after the date of this registration statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference into this registration statement and to be a part hereof from the date of filing of such documents.

Each statement made in this prospectus or any prospectus supplement concerning a document filed as an exhibit to the registration statement is qualified in its entirety by reference to that exhibit for a complete description of its provisions. Any document, and any statement contained in a document, incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein, or in any other subsequently filed document that also is incorporated on deemed to be incorporated by reference herein, modifies or supersedes such document or statement. Any such document or statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

The documents incorporated by reference in this prospectus may be obtained from us without charge and will be provided to each person, including any beneficial owner, to whom a prospectus is delivered. You may obtain a copy of the documents at no cost by submitting an oral or written request to Digiplex’s Corporate Secretary at 250 Broad Street, Westfield, New Jersey 07090 or by calling Digiplex at (908) 396-1360. Additional information about us is available at our web site located at http://www.digiplexdest.com. Such additional information contained in our web site is not a part of this prospectus.

WHERE YOU CAN FIND ADDITIONAL INFORMATION ABOUT US

This prospectus is part of a registration statement on Form S-3 that we filed with the SEC registering the securities that may be offered and sold hereunder. The registration statement, including exhibits thereto, contains additional relevant information about us and the securities that may be offered and sold hereunder, as permitted by the rules and regulations of the SEC, we have not included in this prospectus. A copy of the registration statement can be obtained at the address set forth below or at the SEC’s website as noted below. You should read the registration statement, including any applicable prospectus supplement, for further information about us and the securities.

We file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any document we file with the SEC at the SEC’s Public Reference Room located at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains a website that contains reports, proxy statements, information statements and other information about issuers, like Digital Cinema Destinations Corp., that file electronically with the SEC. The address of that website is www.sec.gov. The website, and, except as expressly incorporated herein, the information contained therein, is not a part of this prospectus. You may also obtain copies of the documents at prescribed rates by writing to the SEC’s Public Reference Section at 100 F Street, N.E., Washington, D.C. 20549.

$______________

DIGITAL CINEMA DESTINATIONS CORP.

Class A Common Stock
Preferred Stock
Debt Securities
Warrants
Units

PROSPECTUS

     ________ __, 2013

We have not authorized any dealer, salesperson or other person to give any information or represent anything not contained in or incorporated by reference into this prospectus. You must not rely on any unauthorized information. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus does not offer to sell any shares in any jurisdiction where it is unlawful. Neither the delivery of this prospectus, nor any sale made hereunder, shall create any implication that the information in this prospectus is correct after the date hereof.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.a, b

SEC registration fee		$1,432.81
Printing expenses	$	_____
Accountant fees	$	_____
Counsel fees	$	_____
Trustee and Transfer Agent fees	$	_____
Blue Sky Fees	$	_____
Miscellaneous	$

Total	$
_______________

a.	All such amounts are estimates, other than the SEC registration fee.

b.	Does not include expense of preparing prospectus supplements and other expenses relating to offerings of the securities that may be offered and sold hereunder.

Item 15. Indemnification of Directors and Officers.

Section 145 of the Delaware General Corporation Law (“DGCL”) provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with any threatened, pending or completed actions, suits or proceedings in which such person is made a party by reason of such person being or having been a director, officer, employee or agent to the corporation. The DGCL provides that Section 145 is not exclusive of other rights to which those seeking indemnification may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise. Section 6.1 of Article VI of the Company’s bylaws provide for indemnification by the Company of its directors, officers, employees and agents to the fullest extent permitted by the DGCL.

Article Ninth of the Company’s Amended and Restated Certification of Incorporation eliminates the liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under Delaware law. Under Section 102(b)(7) of the DGCL, a director shall not be exempt from liability for monetary damages for any liabilities arising (i) from any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) from acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit.

The Company maintains a director and officer insurance policy on behalf of any person who is or was a director or officer of the Company. Under such insurance policy, the directors and officers of the Company are insured, within the limits and subject to the limitations of the policy, against certain expenses in connection with the defense of certain claims, actions, suits or proceedings, and certain liabilities which might be imposed as a result of such claims, actions, suits or proceedings, which may be brought against them by reason of being or having been such directors or officers.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been advised that, in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act  of 1933 and is therefore unenforceable.

Item 16. Exhibits

Exhibit Number	Description of Document

1.1*	Form of underwriting agreement with respect to Class A common stock, preferred stock, warrants, units or debt securities.

4.1*	Form of specimen Class A common stock certificate, if any

4.2*	Form of specimen certificate for preferred stock of registrant, if any.

4.3*	Certificate of designation for preferred stock, if any.

4.4 *	Form of indenture with respect to senior debt securities, to be entered into between registrant and a trustee acceptable to the registrant, if any.

4.5 *	Form of indenture with respect to subordinated debt securities, to be entered into between registrant and a trustee acceptable to the registrant, if any.

4.6*	Form of debt securities, if any.

4.7*	Form of warrant agreement and warrant certificate, if any.

4.8*	Form of unit agreement and unit certificate, if any.

5.1**	Opinion of Eaton & Van Winkle LLP covering certain legal matters with respect to the validity of certain of the offered securities being registered.

23.1**	Consent of EisnerAmper LLP, an independent registered public accounting firm.

23.2**	Consent of Eaton & Van Winkle LLP (included in Exhibit 5.1).

24.1 **	Power of Attorney (included on signature pages to the registration statement).

*     To the extent applicable, to be filed by a post-effective amendment or as an exhibit to a document filed under the Securities Exchange Act, as amended, and incorporated by reference herein.

**   Filed herewith.

Item 17. Undertakings.

A.	The undersigned Registrant hereby undertakes:

(1)    To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)    To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)    To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)    To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

Provided, however, that paragraphs (A)(1)(i), (A)(1)(ii) and (A)(1)(iii) do not apply if the registration statement is on Form S-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)    That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)    To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

(4)    For purposes of determining any liability under the Securities Act of 1933 to any purchaser:

(i)    Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)    Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)    That, for the purpose of determining liability of the Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)    Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii)    The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv)    Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

B.    The undersigned registrant hereby undertakes that, for the purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C.    The undersigned registrant hereby undertakes that:

(1)           For purpose of determining liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act of 1933 shall be deemed to be part of this registration statement as of the time the SEC declared it effective.

(2)           For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)              If and when applicable, the undersigned registrant, hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Act.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized in the Town of Westfield, State of New Jersey on April 30, 2013.

DIGITAL CINEMA DESTINATIONS CORP.

By:	/S/ A. Dale Mayo
A. Dale Mayo
Chief Executive Officer and Principal Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS:

That each such person whose signature appears below constitutes and appoints, jointly and severally, A. Dale Mayo and Warren Colodner, the lawful attorneys-in-fact and agents with full power and authority to do any and all acts and things and to execute any and all instruments which said attorneys and agents, and either one of them, determine may be necessary or advisable or required to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules or regulations or requirements of the Securities and Exchange Commission in connection with this registration statement. Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to this registration statement, to any and all amendments, including pre-effective and post-effective amendments, and supplements to this registration statement, and to any and all instruments or documents filed as part of or in conjunction with this registration statement or amendments or supplements thereof, and each of the undersigned hereby ratifies and confirms that all said attorneys and agents, or either of them, shall do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

Name and Signature	Title	Date

/S/ A. Dale Mayo	Chief Executive Officer , Chairman
A. Dale Mayo	and Director (Principal Executive Officer)	April 25, 2013

/S/ Brian Pflug	Chief Financial Officer (Principal Accounting	April 25, 2013
Brian Pflug	Officer and Director)

/S/ Neil T. Anderson
Neil T. Anderson	Director	April 30, 2013

/S/ Richard Casey
Richard Casey	Director	April 30, 2013

/S/ Martin O’Connor, II
Martin O’Connor, II	Director	April 29, 2013

/S/ Charles Goldwater
Charles Goldwater	Director	April 30, 2013

/S/ Carolyn Ullerick
Carolyn Ullerick	Director	April 30, 2013